CenturyLink Reports Fourth Quarter and Full Year 2018 Results

Highlights

•	Delivered solid results for the fourth quarter and full year 2018

•	Reducing annual dividend to $1.00 from $2.16 per share, lowering leverage target to 2.75 to 3.25 times Net Debt to Adjusted EBITDA and accelerating the timeframe to be within the target range

•	Achieved the originally projected annualized run-rate Adjusted EBITDA synergies of $850 million related to the acquisition of Level 3 as of the end of 2018, two years earlier than anticipated

•	Announced additional annualized run-rate savings of $800 million to $1.0 billion of synergies and transformation initiatives projected to be realized over the next three years

•	Reported Net Loss of ($1.733) billion for the full year 2018, which includes the effects of a non-cash goodwill impairment charge for the consumer business of $2.726 billion in the Fourth Quarter 2018

•	Generated Adjusted EBITDA of $9.040 billion for the Full Year 2018, excluding integration-related expenses and special items of $438 million

•	Expanded Adjusted EBITDA margin, excluding integration-related expenses and special items, to 39.8% in Fourth Quarter 2018, from 36.8% in Pro Forma Fourth Quarter 2017

•	Generated Net Cash Provided by Operating Activities of $7.032 billion for the full year 2018

•	Generated Free Cash Flow of $4.215 billion for the full year 2018, excluding cash paid for integration-related expenses and special items of $358 million

MONROE, La., February 13, 2019 — CenturyLink, Inc. (NYSE: CTL) today reported results for the fourth quarter and full year December 31, 2018.
“CenturyLink’s focus on disciplined execution in 2018 enabled us to make significant progress integrating Level 3, including achieving our originally announced synergy target more than two years earlier than expected,” said Jeff Storey, president and CEO of CenturyLink. “In 2019, we are shifting our focus from integration to transformation. We are focused on profitable revenue growth in our business markets and believe the scope and scale of our global assets, along with our innovative product portfolio, position us to succeed.”
“In addition to this focus on growth, we are shifting our capital allocation priorities and reducing the annual dividend to $1.00 from the current $2.16. Strong business fundamentals allow us to make the important decision to lower our leverage target to 2.75x to 3.25x Net Debt to Adjusted EBITDA and accelerate our timeframe to reach that target, while still returning significant cash to shareholders and continuing to invest in revenue and EBITDA growth initiatives.”

Total revenue was $5.78 billion for the fourth quarter 2018, compared to $6.01 billion for the fourth quarter 2017 on a pro forma basis.
Diluted loss per share was ($2.26) for the fourth quarter 2018, compared to diluted earnings per share of $1.06 for pro forma fourth quarter 2017. Diluted earnings per share for the fourth quarter 2018 was $0.37 excluding the consumer goodwill impairment charge, after-tax integration-related expenses and other special items.

Financial Results

Metric	Fourth Quarter	Pro Forma(1) Fourth Quarter	Full Year	Pro Forma(1) Full Year
($ in millions, except per share data)	2018	2017	2018	2017
Medium and Small Business Revenue	$825	874	3,429	3,564
Enterprise Revenue	1,329	1,324	5,217	5,223
International and Global Accounts Revenue	925	941	3,657	3,661
Wholesale and Indirect Revenue	1,237	1,276	5,046	5,242
Consumer Revenue	1,285	1,401	5,371	5,704
Regulatory Revenue	177	189	723	734
Total Revenue	$5,778	6,005	23,443	24,128
Cost of Services and Products	2,657	2,840	10,862	11,502
Selling, General and Administrative Expenses	974	1,227	4,165	4,716
Share-based Compensation Expenses	42	54	186	238
Adjusted EBITDA (2)	2,189	1,992	8,602	8,248
Adjusted EBITDA, Excluding Integration-related Expenses and Special Items (2), (3)	2,301	2,210	9,040	8,686
Adjusted EBITDA Margin (2)	37.9%	33.2%	36.7%	34.2%
Adjusted EBITDA Margin, Excluding Integration-related Expenses and Special Items (2), (3)	39.8%	36.8%	38.6%	36.0%
Net Cash Provided by Operating Activities	1,996	1,301	7,032	5,792
Capital Expenditures	915	844	3,175	4,225
Unlevered Cash Flow (2)	1,643	989	5,984	3,400
Unlevered Cash Flow, Excluding Integration-related Expenses and Special Items (2), (4)	1,754	1,393	6,342	3,867
Free Cash Flow (2)	1,081	457	3,857	1,567
Free Cash Flow, Excluding Integration-related Expenses and Special Items (2), (4)	1,192	861	4,215	2,034
Net (Loss) Income	(2,412)	1,129	(1,733)	1,508
Net (Loss) Income per Common Share - Diluted	(2.26)	1.06	(1.63)	1.42
Weighted Average Shares Outstanding (in millions) - Diluted	1,067.2	1,062.2	1,065.9	1,062.9

(1)  References to "pro forma" figures throughout this release assume the Level 3 acquisition and the colocation and data center sale took place on January 1, 2017. For a description of adjustments made in connection with preparing these pro forma figures, see the attached schedule in the Non-GAAP metrics section of this release.

(2) See the attached schedules for definitions of non-GAAP metrics and reconciliation to GAAP figures.
(3)  Excludes (i) $112 million of integration-related expenses for the fourth quarter of 2018, (ii) $218 million of transaction and integration-related expenses for the fourth quarter of 2017, and (iii) $438 million of integration-related and special items for the full year 2018 and (iv) $438 million of transaction and integration-related and special items for the pro forma full year 2017.

(4)  Excludes cash paid (i) for integration-related expenses and special items of $111 million for the fourth quarter of 2018, (ii) for integration-related expense of $404 million for the fourth quarter of 2017, (iii) for integration-related expenses and special items of $358 million for the full year 2018 and (iv) for integration-related expenses of $467 million for the pro forma full year 2017.

As of January 1, 2018, the company prospectively adopted the new revenue recognition standard (ASC 606). The adoption of this new standard negatively affected total revenue in the fourth quarter 2018 by approximately $28 million, with a $25 million negative effect on Consumer revenue and an overall $3 million negative effect on Business revenue. Within Business, the revenue recognition standard had a negative effect of approximately $8 million on the Medium and Small Business unit, less than $1 million on the International and Global Accounts business unit and $1 million on the Wholesale and Indirect business unit, and a positive effect of $6 million on the Enterprise business unit.

Revenue	Fourth Quarter	Pro Forma(2) Fourth Quarter	Percent	Full Year	Pro Forma(2) Full Year	Percent
($ in millions)	2018 (1)	2017	Change	2018 (1)	2017	Change
By Business Unit
Medium and Small Business	$825	874	(6)%	3,429	3,564	(4)%
Enterprise	1,329	1,324	—%	5,217	5,223	—%
International and Global Accounts	925	941	(2)%	3,657	3,661	—%
Wholesale and Indirect	1,237	1,276	(3)%	5,046	5,242	(4)%
Business segment	4,316	4,415	(2)%	17,349	17,690	(2)%
Consumer	1,285	1,401	(8)%	5,371	5,704	(6)%
Regulatory	177	189	(6)%	723	734	(1)%
Total Revenue	$5,778	6,005	(4)%	23,443	24,128	(3)%

By Service Type (3)
IP and Data Services	$1,818	1,831	(1)%	7,279	7,233	1%
Transport and Infrastructure	2,056	2,070	(1)%	8,248	8,340	(1)%
Voice and Collaboration	1,582	1,749	(10)%	6,572	7,193	(9)%
IT and Managed Services	145	166	(13)%	621	628	(1)%
Regulatory	177	189	(6)%	723	734	(1)%
Total Revenue	$5,778	6,005	(4)%	23,443	24,128	(3)%

(1) Fourth quarter and full year December 31, 2018 revenue include the effects of Revenue Recognition Standard ASC 606.
(2)  References to "pro forma" figures throughout this release assume the Level 3 acquisition and the colocation and data center sale took place on January 1, 2017. For description of adjustments made in connection with preparing these pro forma figures, see the attached schedule in the Non-GAAP metrics section of this release.

(3) The categorization of pro forma revenue by service type was reclassified to conform to the current period presentation.

Cash Flow
Free Cash Flow, excluding integration-related expenses and special items, was $1.192 billion in the fourth quarter 2018, compared to $861 million in the fourth quarter 2017 on a pro forma basis.

As of December 31, 2018, CenturyLink had cash and cash equivalents of $488 million.

Dividend and Capital Allocation Update

After extensive review, the Board of Directors plans to reduce the company’s annual dividend to $1.00 from $2.16, beginning with the Board’s next dividend declaration. Under this revised capital allocation policy, the company plans to reduce the net leverage target to a range of 2.75x to 3.25x in a specified timeframe of approximately three years and continue to fund its growth and transformation initiatives. The company expects to return more than $1 billion annually to shareholders through the $1.00 annual dividend.

Consumer Goodwill Impairment
Each year, the company is required under GAAP to prepare a goodwill impairment analysis of all of its business units. The analysis compares the fair value of the equity for each of the reporting units to the carrying value of equity for each reporting unit. The analysis takes into account the Weighted Average Cost of Capital and market multiples of the Market Participants, along with the company’s forecasts. Based on this analysis, the company recorded a $2.726 billion goodwill impairment for its Consumer business unit.
2019 Business Outlook
“Looking to 2019, we expect to continue to grow Adjusted EBITDA and expand Adjusted EBITDA margins,” said Neel Dev, CenturyLink’s executive vice president and chief financial officer.  “From a starting point of $8.94 billion, which excludes approximately $100 million of Adjusted EBITDA associated with the new lease accounting standard, we expect Adjusted EBITDA to grow to $9.0 to $9.2 billion for the full year 2019.”
“Beyond the $850 million of acquisition-related synergies we have already captured, we expect to realize an additional $800 million to $1.0 billion of run-rate Adjusted EBITDA synergies and transformation savings over the next three years. We expect to incur $450 to $650 million in one-time costs to achieve these savings.”

Metric (1), (2)	2019 Outlook
Adjusted EBITDA	$9.00 to $9.20 billion
Free Cash Flow	$3.10 billion to $3.40 billion
Dividends (3)	$1.075 billion
Free Cash Flow after Dividends	$2.025 billion to $2.325 billion
GAAP Interest Expense	$2.100 billion
Cash Interest	$2.05 to $2.10 billion
Capital Expenditures	$3.50 billion to $3.80 billion
Depreciation and Amortization	$4.90 to $5.10 billion
Non-cash Compensation Expense	$210 million
Cash Income Taxes	$100 million
Full Year Effective Income Tax Rate	~25%

(1) See the attached schedules for definitions of non-GAAP metrics and reconciliation to GAAP figures.
(2)  Outlook measures in this release and the accompanying schedules (i) exclude integration and transformation expenses, (ii) exclude the effects of special items, future changes in our operating or capital allocation plans, unforeseen changes in regulation, laws or litigation, and other unforeseen events or circumstances impacting our financial performance and (iii) speak only as of Feb. 13, 2019. See "Forward Looking Statements" below.

(3)  Dividends is defined as dividends paid as disclosed in the Consolidated Statements of Cash Flows. Assumes payment of dividends at the amounts announced in this release, based on the number of shares outstanding on December 31, 2018. Payments of all dividends are at the discretion of the board of directors.

2019 Reporting Changes
As a result of organization changes made in January 2019, the company is making changes to revenue reporting categories in 2019 to align with how the business is being managed.

The indirect channel, which primarily targets small to medium-sized enterprises, will move from the Wholesale and Indirect Business unit to the Small and Medium Business unit. The company is also moving State and Local Government customers from the Small and Medium Business unit to the Enterprise Business unit to gain efficiencies by managing all government customers in a single organization.

In addition, the new reporting structure reflects changes made to customer assignments between all five customer-facing business units.

For the Business segment, pro forma for these business unit changes, fourth quarter 2018 revenue was:

Revenue	Fourth Quarter 2018
($ in millions)
By Business Unit
Small and Medium Business	$773
Enterprise	1,543
International and Global Accounts	924
Wholesale	1,070
Business Segment	$4,310

Additionally, the company is making changes to the Service Type reporting to make it easier for investors to evaluate changes to consumer product revenue.

The company will report Consumer revenue in the following categories: Broadband; Voice; Regulatory (includes CAF II and other support funds); and Other, which includes Retail Video and other miscellaneous services.

For the Business segment, the company will use the same structure used in 2018, with minor changes between the four service types.

Pro forma for these changes, fourth quarter 2018 services revenue was:

Consumer	Fourth Quarter 2018	Business	Fourth Quarter 2018
By Service Type		By Service Type
($ in millions)		($ in millions)
Broadband	$706	IP and Data Services	$1,758
Voice	505	Transport and Infrastructure	1,354
Regulatory	177	Voice and Collaboration	1,053
Other	80	IT and Managed Services	145
Total Revenue	$1,468	Total Revenue	$4,310

Investor Call
CenturyLink’s management will host a conference call at 5:00 p.m. ET today, February 13, 2019. The conference call will be streamed live over CenturyLink's website at ir.centurylink.com. Additional information regarding fourth quarter 2018 results, including the presentation management will review during the conference call, will be available on the Investor Relations website prior to the call. If you are unable to join the call via the Web, the call can be accessed live at +1 877-283-5643 (U.S. Domestic) or +1 312-281-1201 (International).

A telephone replay of the call will be available beginning at 7:00 p.m. ET on February 13, 2019, and ending May 14, 2019, at 6:00 p.m. ET. The replay can be accessed by dialing +1 800-633-8284 (U.S. Domestic) or +1 402-977-9140 (International), reservation code 21913386. A webcast replay of the call will also be available on our website beginning at 7:00 p.m. ET on February 13, 2019 and ending May 8, 2019 at 6:00 p.m. ET.

Media Relations Contact:                         Investor Relations Contact:
D. Nikki Wheeler                             Mark Stoutenberg Nikki.Wheeler@CenturyLink.com                     Mark.Stoutenberg@CenturyLink.com
+1 720-888-0560                             +1 720-888-1662

About CenturyLink
CenturyLink (NYSE: CTL) is the second largest U.S. communications provider to global enterprise customers. With customers in more than 60 countries and an intense focus on the customer experience, CenturyLink strives to be the world’s best networking company by solving customers’ increased demand for reliable and secure connections. The company also serves as its customers’ trusted partner, helping them manage increased network and IT complexity and providing managed network and cyber security solutions that help protect their business.

Forward Looking Statements
Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the effects of competition from a wide variety of competitive providers, including decreased demand for our traditional wireline service offerings and increased pricing pressures; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; our ability to attain our key operating imperatives, including simplifying and consolidating our network, simplifying and automating our service support systems, strengthening our relationships with customers and attaining projected cost savings; our ability to safeguard our network, and to avoid the adverse impact on our business from possible security breaches, service outages, system failures, equipment breakage or similar events impacting our network or the availability and quality of our services; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, special access, universal service, broadband deployment, data protection and net neutrality; our ability to timely realize the anticipated benefits of our November 2017 combination with Level 3, including our ability to use Level 3’s net operating losses in the amounts projected; our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix; possible changes in the demand for our products and services, including our ability to effectively respond to increased demand for high-speed data transmission services; our ability to successfully maintain the quality and profitability of our existing product and service offerings and to introduce profitable new offerings on a timely and cost-effective basis; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, debt repayments, dividends, pension contributions and other benefits payments; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, market conditions or otherwise; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the negative impact of increases in the costs of our pension, health, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics or regulations; adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower debt credit ratings, unstable markets or otherwise; our ability to meet the terms and conditions of our debt obligations, including our ability to make transfers of cash in compliance therewith; our ability to maintain favorable relations with our key business partners, suppliers, vendors, landlords and financial institutions; our ability to collect our receivables from financially troubled customers; any adverse developments in legal or regulatory proceedings involving us; changes in tax, communications, pension, healthcare or other laws or regulations, in governmental support programs, or in general government funding levels; the effects of changes in accounting policies, practices or assumptions, including changes that could potentially require future impairment charges; the effects of adverse weather, terrorism or other natural or man-made disasters; the effects of more general factors such as changes in interest rates, in exchange rates, in operating costs, in public policy, in the views of financial analysts or in general market, labor, economic or geo-political conditions; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

Reconciliation to GAAP
This release includes certain non-GAAP historical and forward-looking financial measures, including but not limited to Adjusted EBITDA, free cash flow, unlevered cash flow, pro forma financial data and adjustments to GAAP measures to exclude the effect of integration-related expenses and special items. In addition to providing key metrics for management to evaluate the company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends.
Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP historical financial measures that may be discussed during the call described above, along with further descriptions of non-GAAP financial measures, will be available in the Investor Relations portion of the company’s website at www.centurylink.com and in the associated current report on form 8-K. Non-GAAP measures are not presented to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. CenturyLink may present or calculate its non-GAAP measures differently from other companies.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(UNAUDITED)
($ in millions, except per share amounts; shares in thousands)

	Three months ended December 31,		Increase / (decrease)	Twelve months ended December 31,		Increase / (decrease)
	2018	2017		2018	2017

OPERATING REVENUE	$5,778	5,323	9%	$23,443	17,656	33%

OPERATING EXPENSES
Cost of services and products	2,657	2,498	6%	10,862	8,203	32%
Selling, general and administrative	974	1,104	(12)%	4,165	3,508	19%
Depreciation and amortization	1,262	1,197	5%	5,120	3,936	30%
Goodwill impairment	2,726	—	nm	2,726	—	nm
Total operating expenses	7,619	4,799	59%	22,873	15,647	46%

OPERATING (LOSS) INCOME	(1,841)	524	nm	570	2,009	(72)%

OTHER (EXPENSE) INCOME
Interest expense	(539)	(481)	12%	(2,177)	(1,481)	47%
Other income (expense), net	15	11	36%	44	12	nm
Income tax (expense) benefit	(47)	1,063	nm	(170)	849	nm
NET (LOSS) INCOME	$(2,412)	1,117	nm	(1,733)	1,389	nm
BASIC (LOSS) EARNINGS PER SHARE	$(2.26)	1.26	nm	$(1.63)	2.21	nm
DILUTED (LOSS) EARNINGS PER SHARE	$(2.26)	1.26	nm	$(1.63)	2.21	nm

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	1,067,234	887,890	20%	1,065,866	627,808	70%
Diluted	1,067,234	889,135	20%	1,065,866	628,693	70%

DIVIDENDS PER COMMON SHARE(1)	$0.54	0.54	—%	$2.16	2.16	—%

Exclude: integration-related expenses and special items(2)	2,806	(956)	nm	2,998	(789)	nm

NET INCOME EXCLUDING INTEGRATION-RELATED EXPENSES AND SPECIAL ITEMS	$394	161	145%	$1,265	600	111%

DILUTED EARNINGS PER SHARE EXCLUDING INTEGRATION-RELATED EXPENSES AND SPECIAL ITEMS	$0.37	0.18		$1.19	0.95

(1) Dividends per common share based on actuals previously reported.
(2) Excludes the integration and special items described under the heading Non-GAAP Integration-Related Expenses and Special Items, net of the income tax effect thereof.
nm - Percentages greater than 200% and comparisons between positive and negative values are considered not meaningful.

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2018 AND DECEMBER 31, 2017
(UNAUDITED)
($ in millions)
	December 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$488	551
Restricted cash	4	5
Other current assets	3,328	3,638
Total current assets	3,820	4,194

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	53,078	51,204
Accumulated depreciation	(26,859)	(24,352)
Net property, plant and equipment	26,219	26,852

GOODWILL AND OTHER ASSETS
Goodwill	28,059	30,475
Restricted cash	26	31
Other, net	12,118	14,059
Total goodwill and other assets	40,203	44,565

TOTAL ASSETS	$70,242	75,611

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$652	443
Other current liabilities	4,795	4,414
Total current liabilities	5,447	4,857

LONG-TERM DEBT	35,409	37,283
DEFERRED CREDITS AND OTHER LIABILITIES	9,558	9,980
STOCKHOLDERS' EQUITY	19,828	23,491

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$70,242	75,611

	CenturyLink, Inc.
	CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
	(UNAUDITED)
	($ in millions)

		Twelve months ended
		December 31, 2018	December 31, 2017 *
	OPERATING ACTIVITIES
	Net (Loss) Income	$(1,733)	1,389
	Adjustments to reconcile net (loss) income to net cash provided by operating activities:
	Depreciation and amortization	5,120	3,936
	Deferred income taxes	522	(931)
	Loss on the sale of data centers and colocation business	—	82
	Impairment of assets	2,746	—
	Provision for uncollectible accounts	153	176
	Net long-term debt issuance costs and premium amortization	13	9
	Net loss on early retirement of debt	7	5
	Share-based compensation	186	111
	Changes in current assets and current liabilities, net	267	(652)
	Retirement benefits	(667)	(202)
	Changes in other noncurrent assets and liabilities, net	413	(174)
	Other, net	5	129
	Net cash provided by operating activities	7,032	3,878
	INVESTING ACTIVITIES
	Capital expenditures	(3,175)	(3,106)
	Cash paid for Level 3 acquisition, net of $2.3 billion cash acquired	—	(7,289)
	Proceeds from sale of property and intangible assets	158	1,529
	Other investing, net	(61)	(5)
	Net cash used in investing activities	(3,078)	(8,871)
	FINANCING ACTIVITIES
	Net proceeds from issuance of long-term debt	130	8,398
	Proceeds from financing obligation	—	356
	Payments of long-term debt	(1,936)	(1,963)
	Net payments on revolving line of credit	145	35
	Dividends paid	(2,312)	(1,453)
	Other financing, net	(50)	(17)
	Net cash (used in) provided by financing activities	(4,023)	5,356
	Net (decrease) increase in cash, cash equivalents, restricted cash and securities	(69)	363
	Cash, cash equivalents, restricted cash, and securities at beginning of period *	587	224
	Cash, cash equivalents restricted cash, and securities at end of period *	$518	587

*
In the second quarter of 2017, CenturyLink adopted Accounting Standards Update ("ASU") 2016-18, "Restricted Cash (a consensus of the FASB Emerging Issues Task Force)" ("ASU 2016-18"), which requires that a statement of cash flows explain the change in the total of cash, cash equivalents and amounts generally described as restricted cash and restricted cash equivalents as compared to the prior presentation, which explained only the change in cash and cash equivalents. ASU 2016-18 became effective January 1, 2018. This change was applied on a retrospective basis to all previous periods to match the current period presentation with immaterial impact.

CenturyLink, Inc.
OPERATING METRICS
(UNAUDITED)
(In thousands)

	December 31, 2018	September 30, 2018	December 31, 2017

Operating Metrics
Consumer broadband subscribers	4,812	4,843	5,044

Consumer broadband subscribers are customers that purchase broadband connection service through their existing telephone lines, stand-alone telephone lines, or fiber-optic cables. Our methodology for counting our consumer broadband subscribers includes only those lines that we use to provide services to external customers and excludes lines used solely by us and our affiliates. It also excludes unbundled loops and includes stand-alone consumer broadband subscribers. We count lines when we install the service.

Description of Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

We use the term Special items as a non-GAAP measure to describe items that impacted a period’s statement of income for which investors may want to give special consideration due to their magnitude, nature or both. We do not use the term non-recurring because while some of these items are special because they are unusual and infrequent, others may recur in future periods.
Adjusted EBITDA ($) is defined as net income (loss) from the Statements of Income before income tax (expense) benefit, total other income (expense), depreciation and amortization, share-based compensation expense and goodwill impairment.

Adjusted EBITDA Margin (%) is defined as Adjusted EBITDA divided by total revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of CenturyLink’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of CenturyLink and to make resource allocation decisions. Management believes such measures are especially important in a capital-intensive industry such as telecommunications. Management also uses Adjusted EBITDA and Adjusted EBITDA Margin (and similarly uses these terms excluding acquisition-related expenses) to compare CenturyLink’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses. Adjusted EBITDA excludes non-cash stock compensation expense because of the non-cash nature of this item. Adjusted EBITDA also excludes interest income, interest expense and income taxes, and in our view constitutes an accrual-based measure that has the effect of excluding period-to-period changes in working capital and shows profitability without regard to the effects of capital or tax structure. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures. Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net because these items are not related to the primary operations of CenturyLink.

There are limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from CenturyLink’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin (either with or without acquisition-related expense adjustments) should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Statements of Cash Flows or the Statements of Income. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of CenturyLink and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash. Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure CenturyLink’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of CenturyLink’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since CenturyLink does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, currently generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the CenturyLink’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure CenturyLink’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of CenturyLink’s Free Cash Flow to that of some of its competitors may be of limited usefulness since CenturyLink does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

CenturyLink, Inc.
Non-GAAP Integration-Related Expenses and Special Items
(UNAUDITED)
($ in millions)

	Actual QTD		Pro Forma	Actual Full Year		Pro Forma Full Year
Integration-Related Expenses and Special Items Impacting Adjusted EBITDA	4Q18	4Q17	4Q17	2018	2017	2017
Loss on sale of data centers and colocation business	$—	—	—	—	82	82
OTT/Stream impairment of content commitment and hardware, software, and internal labor	—	—	—	60	—	—
Total special items impacting adjusted EBITDA	—	—	—	60	82	82
Plus: transaction-related expenses	—	151	156	2	220	192
Plus: integration-related expenses impacting adjusted EBITDA (1)	112	71	62	376	97	164
Total integration-related expenses and special items impacting adjusted EBITDA	$112	222	218	438	399	438

	Actual QTD		Pro Forma	Actual Full Year		Pro Forma Full Year
Integration-Related Expenses and Special Items Impacting Net Income	4Q18	4Q17	4Q17	2018	2017	2017
Impairment of goodwill - consumer business	$2,726	—	—	2,726	—	—
Loss on sale of data centers and colocation business	—	—	—	—	82	82
OTT/Stream impairment of content commitment and hardware, software, and internal labor	—	—	—	60	—	—
Additional depreciation expense for real estate assets not meeting the requirement of sale leaseback accounting	—	—	—	—	44	44
(Gain) loss on early debt retirement	(26)	—	—	7	—	—
Total special items impacting net income	2,700	—	—	2,793	126	126
Plus: transaction-related expenses	—	151	156	2	220	192
Plus: integration-related expenses impacting net income (1)	117	71	62	391	97	164
Total integration-related expenses and special items impacting net income	2,817	222	218	3,186	443	482
Income tax effect of integration-related expenses and special items (2)	(20)	(46)	(83)	(111)	(100)	(184)
Tax benefit from carryback losses	—	—	—	(142)	—	—
Impact of tax reform	9	(1,132)	(1,132)	92	(1,132)	(1,132)
FIN 48 release due to statute expiration	—	—	—	(27)	—	—
Total integration-related expenses and special items impacting net income, net of tax	$2,806	(956)	(997)	2,998	(789)	(834)

(1) Includes $55 million of restructuring reserve impairment for Q2 2018.
(2) Tax effect calculated using the annualized effective statutory tax rate, excluding any non-recurring discrete items, which was 38% for 2017 and 24.3% for the twelve months ended Q4 2018.

CenturyLink, Inc.
Pro Forma Consolidated Statements of Income(1)
(UNAUDITED)
($ in millions)

	Three Months Ended December 31, 2017
	Actual Consolidated CenturyLink	Add Level 3 October 2017	Adjustments		Pro Forma Combined Company
OPERATING REVENUE
Operating revenue	$5,323	701	(21)	(a)	6,003
Colocation sold to Cyxtera and not retained	—	—	2		2
Total operating revenue	5,323	701	(19)		6,005

OPERATING EXPENSES
Cost of services and products	2,498	363	(21)	(a)	2,840
Selling, general and administrative	1,104	123	—		1,227
Depreciation and amortization	1,197	103	—		1,300
Total operating expenses	4,799	589	(21)		5,367

OPERATING INCOME	524	112	2		638

OTHER (EXPENSE) INCOME
Interest expense	(481)	(41)	(23)	(b)	(545)
Other income, net	11	1	9	(c)	21
Income tax benefit (expense)	1,063	(53)	5	(d)	1,015
NET INCOME	$1,117	19	(7)		1,129

DILUTED EARNINGS PER COMMON SHARE					1.06

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING					1,062.2

Pro Forma Reconciliation for Non-GAAP Adjusted EBITDA
Transaction-related expenses	$165	7	(16)	(e)	156
Integration-related expenses	57	5	—		62
Share-based compensation expense	47	12	(5)	(f)	54

(1)	These pro forma figures have not been prepared in conformity with SEC rules governing the preparation of pro forma financial data under Regulation S-X.
(a)	Adjustment reflects the elimination of operating revenues and expenses for existing commercial transactions between CenturyLink and Level 3 and elimination of Level 3 deferred revenues.
(b)
Adjustments reflect the net increase in interest expense resulting from (i) interest on the new debt to finance the combination and the amortization of the related debt issuance costs; (ii) the elimination of Level 3's historical amortization of debt discount and amortization of debt issuance costs; and (iii) a reduction in interest expense from the accretion of the purchase accounting associated with reflecting Level 3's long-term debt based on its estimated fair value. The Q4 2017 adjustment also includes the reclassification of Level 3 interest income from Interest expense to Other income/(expense), net.

(c)
Adjustments reflect the removal of CenturyLink's interest income earned on funds held in escrow for the purpose of the acquisition of Level 3; the Q4 2017 adjustment includes the reclassification of Level 3 interest income from Interest expense to Other income/(expense), net.

(d)	Income tax effect of Pro Forma adjustments was based on the effective tax rate of 38%.
(e)
Pro Forma adjustments relate to integration related interest income and expense as such items would not have been incurred in 2017 under the Pro Forma perspective that assumes the Level 3 acquisition occurred on January 1, 2016.

(f)
Adjustment reflects the removal of share-based compensation expense that would not have been incurred in 2017 under the Pro Forma perspective that assumes the Level 3 acquisition occurred on January 1, 2016.

CenturyLink, Inc.
Pro Forma Consolidated Statements of Income(1)
(UNAUDITED)
($ in millions)

	Full Year 2017
	Actual Consolidated CenturyLink	Predecessor Level 3	Adjustments		Pro Forma Combined Company
OPERATING REVENUE
Operating revenue	$17,656	6,870	(205)	(a)	24,321
Colocation sold to Cyxtera and not retained	—	—	(193)		(193)
Total operating revenue	17,656	6,870	(398)		24,128

OPERATING EXPENSES
Cost of services and products	8,203	3,494	(195)	(a)	11,502
Selling, general and administrative	3,508	1,208	—		4,716
Depreciation and amortization	3,936	1,017	172	(b)	5,125
Less estimated net costs of colocation sold to Cyxtera and not retained	—	—	(100)		(100)
Total operating expenses	15,647	5,719	(123)		21,243

OPERATING INCOME	2,009	1,151	(275)		2,885

OTHER (EXPENSE) INCOME
Interest expense	(1,481)	(430)	(214)	(c)	(2,125)
Other income (expense), net	12	(28)	(6)	(d)	(22)
Income tax benefit (expense)	849	(268)	189	(e)	770
NET INCOME	$1,389	425	(306)		1,508

DILUTED EARNINGS PER COMMON SHARE					1.42

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING					1,062.9

Pro Forma Reconciliation for Non-GAAP Adjusted EBITDA
Transaction related expenses	$220	18	(46)	(f)	192
Integration-related expenses	97	67	—		164
Loss on sale of data centers and colocation business	82	—	—		82
Additional depreciation expense for real estate assets not meeting the requirement of sale leaseback accounting	44	—	—		44
Share-based compensation expense	111	132	(5)	(g)	238

(1)	These pro forma figures have not been prepared in conformity with SEC rules governing the preparation of pro forma financial data under Regulation S-X.
(a)	Adjustment reflects the elimination of operating revenues and expenses for existing commercial transactions between CenturyLink and Level 3 and elimination of Level 3 deferred revenues.
(b)
Depreciation expense decreased on Level 3's property, plant and equipment resulting from decreased PP&E fair value. Increase in amortization expense resulting from increase intangible asset fair value.

(c)
Adjustments reflect the net increase in interest expense resulting from (i) interest on the new debt to finance the combination and the amortization of the related debt issuance costs; (ii) the elimination of Level 3's historical amortization of debt discount and amortization of debt issuance costs; and (iii) a reduction in interest expense from the accretion of the purchase accounting associated with reflecting Level 3's long-term debt based on its estimated fair value. The Q4 2017 adjustment also includes the reclassification of Level 3 interest income from Interest expense to Other income/(expense), net.

(d)
Adjustments reflect the removal of CenturyLink's interest income earned on funds held in escrow for the purpose of the acquisition of Level 3; the Q4 2017 adjustment includes the reclassification of Level 3 interest income from Interest expense to Other income/(expense), net.

(e)	Income tax effect of Pro Forma adjustments was based on the effective tax rate of 38%.
(f)
Pro Forma adjustments relate to integration related interest income and expense as such items would not have been incurred in 2017 under the Pro Forma perspective that assumes the Level 3 acquisition occurred on January 1, 2016.

(g)
Adjustment reflects the removal of share-based compensation expense that would not have been incurred in 2017 under the Pro Forma perspective that assumes the Level 3 acquisition occurred on January 1, 2016.

CenturyLink, Inc.
Pro Forma Condensed Consolidated Statements of Cash Flows(1)
(UNAUDITED)
($ in millions)

	Three Months Ended December 31, 2017
	Actual Consolidated CenturyLink	Add Level 3 October 2017	Pro Forma Adjustment(2)	Pro Forma Combined Company(2)
OPERATING ACTIVITIES
Net cash provided by operating activities	$1,178	123	—	1,301
INVESTING ACTIVITIES
Capital expenditures	(743)	(101)	—	(844)
Cash paid for acquisitions, less cash acquired of $2.308 billion	(7,289)	—	—	(7,289)
Proceeds from sale of property, plant and equipment and other	11	—	—	11
Net cash used in investing activities	(8,021)	(101)	—	(8,122)
FINANCING ACTIVITIES
Net proceeds from the issuance of long-term debt	1,790	—	—	1,790
Payments of long-term debt	(351)	—	—	(351)
Net proceeds on credit facility and revolving line of credit	405	—	—	405
Dividends paid	(572)	—	—	(572)
Payment of contingent consideration	(3)	—	—	(3)
Other financing, net	(3)	—	—	(3)
Net cash provided by financing activities	1,266	—	—	1,266
Net (decrease) increase in cash, cash equivalents, restricted cash and securities	(5,577)	22	—	(5,555)
Cash, cash equivalents, restricted cash and securities at beginning of period	6,164	2,286	—	8,450
Less: cash acquired in acquisition	—	—	(2,308)	(2,308)
Cash, cash equivalents, restricted cash and securities at end of period	$587	2,308	(2,308)	587

Pro Forma Reconciliation for Non-GAAP Cash Flow:
Cash interest paid	$484	56	—	540
Interest income	(6)	(2)	—	(8)
Cash integration-related expenses (3)	390	14	—	404
Integration-related capital expenditures	8	7	—	15

(1)	These pro forma figures have not been prepared in conformity with SEC rules governing the preparation of pro forma financial data under Regulation S-X.
(2)	The Pro Forma statement of cash flows was derived by summing the cash flows of legacy CenturyLink and legacy Level 3.
(3)	Consolidated CenturyLink cash integration-related expenses in the three months ended December 31, 2017 includes the Citi transaction fee paid in cash related to the acquisition.

CenturyLink, Inc.
Pro Forma Condensed Consolidated Statements of Cash Flows(1)
(UNAUDITED)
($ in millions)

	Full Year 2017
	Actual Consolidated CenturyLink	Predecessor Level 3	Pro Forma Adjustment(2)	Pro Forma Combined Company(2)
OPERATING ACTIVITIES
Net cash provided by operating activities	$3,878	1,914	—	5,792
INVESTING ACTIVITIES
Capital expenditures	(3,106)	(1,119)	—	(4,225)
Cash paid for acquisitions, less cash acquired of $2.308 billion	(7,289)	—	—	(7,289)
Proceeds from the sale of data centers and colocation business, less cash sold	1,467	—	—	1,467
Proceeds from sale of property, plant and equipment and other	62	1	—	63
Purchase of marketable securities	—	(1,127)	—	(1,127)
Maturity of marketable securities	—	1,127	—	1,127
Other, net	(5)	—	—	(5)
Net cash used in investing activities	(8,871)	(1,118)	—	(9,989)
FINANCING ACTIVITIES
Net proceeds from the issuance of long-term debt	8,398	4,569	—	12,967
Proceeds from financing obligation	356	—	—	356
Payments of long-term debt	(1,963)	(4,917)	—	(6,880)
Net proceeds on credit facility and revolving line of credit	35	—	—	35
Dividends paid	(1,453)	—	—	(1,453)
Proceeds from the issuance of stock	5	—	—	5
Other financing, net	(19)	3	—	(16)
Payment of contingent consideration	(3)	—	—	(3)
Net cash provided by (used in) financing activities	5,356	(345)	—	5,011
Net increase in cash, cash equivalents, restricted cash and securities	363	451	—	814
Cash, cash equivalents, restricted cash and securities at beginning of period	224	1,857	—	2,081
Less: cash acquired in acquisition	—	—	(2,308)	(2,308)
Cash, cash equivalents, restricted cash and securities at end of period	$587	2,308	(2,308)	587

Pro Forma Reconciliation for Non-GAAP Cash Flow:
Cash interest paid	$1,401	468	—	1,869
Interest income	(23)	(13)	—	(36)
Cash integration-related expenses (3)	438	29	—	467
Integration-related capital expenditures	13	17	—	30
Special item-related capital expenditures	14	—	—	14

(1)	These pro forma figures have not been prepared in conformity with SEC rules governing the preparation of pro forma financial data under Regulation S-X.
(2)	The Pro Forma statement of cash flows was derived by summing the cash flows of legacy CenturyLink and legacy Level 3.
(3)	Consolidated CenturyLink cash integration-related expenses in the year ended December 31, 2017 includes the Citi transaction fee paid in cash related to the acquisition.

CenturyLink, Inc.
Non-GAAP Cash Flow Reconciliation
(UNAUDITED)
($ in millions)

	Actual	Pro Forma	Full Year	Pro Forma Full Year
	4Q18	4Q17	2018	2017
Net cash provided by operating activities	$1,996	1,301	7,032	5,792
Capital expenditures	(915)	(844)	(3,175)	(4,225)
Free cash flow	1,081	457	3,857	1,567
Cash interest paid	565	540	2,138	1,869
Interest income	(3)	(8)	(11)	(36)
Unlevered cash flow	$1,643	989	5,984	3,400

Free cash flow	$1,081	457	3,857	1,567
Add back: cash integration-related expenses	106	404	341	467
Add back: special items	5	—	17	—
Free cash flow excluding cash integration-related expenses and special items	$1,192	861	4,215	2,034

Unlevered cash flow	$1,643	989	5,984	3,400
Add back: cash integration-related expenses	106	404	341	467
Add back: special items	5	—	17	—
Unlevered cash flow excluding cash integration-related expenses and special items	$1,754	1,393	6,342	3,867

CenturyLink, Inc.
Adjusted EBITDA Non-GAAP Reconciliation
(UNAUDITED)
($ in millions)

	Actual	Pro Forma	Full Year	Pro Forma Full Year
	4Q18	4Q17	2018	2017

Net (loss) income	$(2,412)	1,129	(1,733)	1,508
Income tax expense (benefit)	47	(1,015)	170	(770)
Total other expense	524	524	2,133	2,147
Depreciation and amortization expense	1,262	1,300	5,120	5,125
Share-based compensation expenses	42	54	186	238
Goodwill impairment	2,726	—	2,726	—
Adjusted EBITDA	$2,189	1,992	8,602	8,248

Add back: transaction-related expenses	$—	156	2	192
Add back: integration-related expenses (1)	112	62	376	164
Add back: special items (2)	—	—	60	82
Adjusted EBITDA excluding integration-related expenses and special items	$2,301	2,210	9,040	8,686

Total revenue	$5,778	6,005	23,443	24,128

Adjusted EBITDA margin	37.9%	33.2%	36.7%	34.2%
Adjusted EBITDA excluding integration-related expenses and special items margin	39.8%	36.8%	38.6%	36.0%

(1) In the fourth quarter of 2018, integration-related expenses include $112 million of expenses that impact adjusted EBITDA and $5 million of additional expenses that impact net income.
(2) Refer to Non-GAAP Special Items table for details of the integration-related expenses and special items included above.

Outlook

To enhance the information in our outlook with respect to non-GAAP metrics, we are providing a range for certain GAAP measures that are components of the reconciliation of the non-GAAP metrics. The provision of these ranges is in no way meant to indicate that CenturyLink is explicitly or implicitly providing an outlook on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, CenturyLink has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While CenturyLink feels reasonably comfortable about the outlook for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our outlook of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

CenturyLink, Inc.
2019 OUTLOOK (1)
(UNAUDITED)
($ in millions)

Adjusted EBITDA Outlook
Twelve Months Ended December 31, 2019
	Range
	Low	High
Net income	$850	1,390
Income tax expense	280	460
Total other expense	2,300	2,100
Depreciation and amortization expense	5,100	4,900
Non-cash compensation expense	220	200
Integration-related expenses	250	150
Adjusted EBITDA	$9,000	9,200

Free Cash Flow Outlook
Twelve Months Ended December 31, 2019
	Range
	Low	High
Net cash provided by operating activities	$6,900	6,900
Capital expenditures	(3,800)	(3,500)
Free cash flow	$3,100	3,400
(1) Footnotes (1) and (2) from the outlook table included at page 5 are incorporated herein by reference.